Exhibit 99.1
Mintera to Broaden Oclaro’s 40 Gbps Portfolio; Accelerate 100 Gbps Coherent Development; and Deepen Telecom Subsystems Expertise
San Jose, Calif., — July 21, 2010 - Oclaro, Inc. (NASDAQ: OCLR), a tier-one provider of innovative optical communications and laser solutions, today announced it has acquired Mintera Corporation, a privately-held leader in high-performance optical transport sub-systems solutions. The acquisition of Mintera broadens Oclaro’s product portfolio for high-speed telecommunications, and will reinforce Oclaro’s position as one of the leading optical communications providers. As a result of the acquisition, Oclaro will offer components and sub-systems covering all of the major modulation technologies necessary for high-performance 40 Gbps data transmission in regional, metro, long-haul (LH) and ultra Long-Haul (ULH) networks.
“Oclaro’s acquisition of Mintera is the latest in a series of strategic moves to increase our addressable market, better serve our customers and outdistance our competition,” said Alain Couder, president and CEO, Oclaro. “Through this acquisition, Oclaro has taken another important step forward in building upon our leadership position in 40 Gbps regional and metro networks by broadening our product portfolio and systems expertise to expand into 40 Gbps LH and the 100 Gbps Coherent markets.”
Infonetics Research forecasts the 40 Gbps long-haul optical component market to reach $150 million in 2011, divided almost equally between DPSK (Differential Phase Shift Keying) and DQPSK (Differential Quadrature Phase Shift Keying) technologies. Mintera has achieved noticeable market acceptance of its 40 Gbps Adaptive DPSK™ transmission module, which enables ULH transmission compatible with 50 GHz channel spacing. By adding Mintera’s DPSK technology and products to Oclaro’s existing portfolio of DQPSK components and modules, Oclaro will now offer its customers a complete line of solutions for the full range of 40 Gbps networks, maximizing the internal use of its discrete optical engines.
Beyond 2011 Oclaro believes the 40 Gbps DPSK market will begin to migrate to Coherent technologies, enabling lower line costs and simplified deployments. Mintera’s 40 Gbps PM-QPSK (Coherent) module is planned for production by the second half 2011. Mintera’s 40 Gbps Coherent technology development is expected to further enhance Oclaro’s competitive lead in the development of 100 Gbps components and modules.
The 40Gbps Coherent module is expected to be the first product of its kind on the market, due to an existing, comprehensive partnership agreement between Mintera Corporation and ClariPhy Communications, a leading provider of high performance mixed-signal ICs and also an Oclaro strategic partner.
Based in Acton, Massachusetts, Mintera’s team includes technical experts with substantial high-performance, optical systems-level knowledge, who are expected to significantly augment Oclaro’s own systems-level capabilities. Dr. Terry Unter, president and CEO of Mintera, has agreed to remain with Oclaro for a transitional period and lead the new 40/100 Gbps modules and subsystems division, reporting to Alain Couder, president and CEO. During this period, Mr. Couder and Dr. Unter will also explore a longer term role for Dr. Unter in Oclaro’s executive management team. Dr. Unter brings to Oclaro over 20 years experience in the optical communications industry including executive, engineering, management and operations positions at companies including Corvis Corporation, AMP Inc., Alcatel, and Northern Telecom.
     “As one of the top providers to the optical communications industry, Oclaro’s products and technologies are highly complementary to Mintera. We serve different but complementary segments of the telecommunications supply chain,” said Dr. Terry Unter. “Through this acquisition, Mintera can leverage Oclaro’s strong customer relationships and recognized brand to accelerate sales of our products and technologies. In addition, the Mintera team will contribute significantly to helping Oclaro create a leadership position in 40 Gbps and 100 Gbps LH and ULH telecommunications markets.”
Financial terms of the transaction
Revenues of Mintera Corporation were approximately $20M for the twelve months ended June 30, 2010. Terms of the deal call for a payment of $12M in cash upon close, plus a revenue-based earn-out ranging from $0 to $20M payable in cash or stock at Oclaro’s option. Achieving cumulative revenues of $70M over the next 18 month period would lead to the maximum $20M earn out. Oclaro believes the Mintera business will generate operating losses (excluding restructuring charges and stock compensation) of between $1M and $2.5M a quarter in each of its remaining calendar 2010 quarters, improving each quarter and with breakeven targeted for the March calendar 2011 quarter. Oclaro’s target model for the Mintera related business is to deliver gross margins of 40 to 45% and operating margins of 20 to 25%, well above Oclaro’s existing target model.

About Oclaro
Oclaro, Inc. (Nasdaq: OCLR) is a tier-one provider of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics, and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge research and development (R&D) and chip fabrication facilities in the U.K., Switzerland and Italy, and in-house and contract manufacturing sites in the U.S., Thailand and China. To support its diverse and global customer base, Oclaro maintains design, sales and service organizations in each of the major regions around the world. For more information visit http://www.oclaro.com.
Safe Harbor Statement
Statements in this press release about future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) the financial effects of the acquisition and the financial performance of the Mintera business after the acquisition, (ii) growth of the 40 Gbps market and migration of the 40 Gbps DPSK market to Coherent technologies after the acquisition, (iii) anticipated time line of production or release of any products , (iv) the effects of the acquisition and the addition of the Mintera products on Oclaro’s business,(v) Oclaro’s or the Mintera business’ future competitive position and (vi) statements containing the words “target,” “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including potential difficulties integrating the acquired operations, the potential that the acquisition may not have a positive effect on Oclaro’s financial results, the possibility that the Mintera products may not perform as well as Oclaro expects, the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the future performance of Oclaro, Inc. following the closing of recent mergers and acquisitions, the inability to realize the expected benefits and synergies as a result of the of recent mergers and acquisitions, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, as well as the factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this press release. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. However, Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.
Contacts:
Investors:
Jim Fanucchi
Summit IR Group, Inc.
1-408-404-5400
ir@oclaro.com
Press:
Erika Powelson
Tanis Communications, Inc.
1-408-781-4981
erika.powelson@taniscomm.com
General:
Tara Pratt
Oclaro
1-408-705-3103
tara.pratt@oclaro.com
Schmitt, A. (April 2010). 10G/40G/100G Optical Transceivers Biannual Worldwide Market Size and Forecasts, Infonetics Research.